Exhibit 5.2

                      April 10, 2003

WILLIS GROUP HOLDINGS LIMITED
TEN TRINITY SQUARE
LONDON EC3P 3AX, ENGLAND

Ladies and Gentlemen:

        I have acted as counsel to Willis Group Holdings Limited, a Bermuda corporation (the "Company"), Trinity Acquisition Limited, a company with limited liability organized under the laws of England and Wales ("Trinity"), Willis North America, a Delaware corporation ("Willis North America"), and to TA I Limited, a company with limited liability organized under the laws of England and Wales, TA II Limited, a company with limited liability organized under the laws of England and Wales, TA III Limited, a company with limited liability organized under the laws of England and Wales (individually, a "Guarantor" and collectively with the Company in its capacity as guarantor, the "Trinity Guarantors"), TA IV Limited, a company with limited liability organized under the laws of England and Wales, Willis Group Limited, a company with limited liability organized under the laws of England and Wales, and Willis Partners, a Delaware general partnership (individually, a "Guarantor" and collectively with the Trinity Guarantors and Trinity in its capacity as guarantor, the "Willis North America Guarantors"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company, par value $0.000115 per share (the "Common Stock") to be sold by the Company; (ii) shares of Common Stock to be sold by certain selling shareholders (the "Selling Shareholders"); (iii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iv) shares of preferred stock of the Company, par value $0.000115 per share (the "Preferred Stock"); (v) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (vi) debt securities of the Company, which may be either senior ("Company Senior Debt Securities"), senior subordinated ("Company Senior Subordinated Securities") or subordinated (the "Company Subordinated Debt Securities") (collectively the "Company Debt Securities"); (vii) warrants to purchase Company Debt Securities (the "Debt Security Warrants"); (viii) debt securities of Trinity, which may be either senior ("Trinity Senior Debt Securities"), senior subordinated ("Trinity Senior Subordinated Debt Securities") or subordinated (the "Trinity Subordinated Debt Securities") (collectively the "Trinity Debt Securities"); (ix) guarantees of the Trinity Guarantors to be issued in connection with the Trinity Debt Securities (the "Trinity Guarantees"); (x) debt securities of Willis North America, which may be either senior ("Willis North America Senior Debt Securities"), senior subordinated ("Willis North America Senior Subordinated Debt Securities") or subordinated (the "Willis North America Subordinated Debt Securities") (collectively the "Willis North America Debt Securities"); (xi) guarantees of the Willis North America Guarantors to be issued in connection with the Willis North America Debt Securities (the "Willis North America Guarantees"); (xii) contracts for purchase and sale of Common Stock, including prepaid contracts for purchase and sale of Common Stock (the "Purchase Contracts"); (xiii) Stock Purchase Units of the Company, consisting of a Purchase Contract and Company Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Purchase Contracts (the "Stock Purchase Units"); and (xiv) Common Stock, Preferred Stock and Company Debt Securities which may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Company Debt Securities, the Trinity Debt Securities, the Trinity Guarantees, the Willis North America Debt Securities, the Willis North America Guarantees, the Purchase Contracts, the Securities Warrants and the Stock Purchase Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Common Stock to be sold by the Selling Shareholders may be sold from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplements pursuant to Rule 415 under the Act in an amount not to exceed 20,000,000 shares.

        The Company Senior Debt Securities will be issued under an Indenture (the "Company Senior Indenture") between the Company and JPMorgan Chase Bank, as Trustee (the "Senior Trustee"). The Company Senior Subordinated Debt Securities will be issued under an Indenture (the "Company Senior Subordinated Indenture") between the Company and The Bank of New York, as Trustee (the "Senior Subordinated Trustee"). The Company Subordinated Debt Securities will be issued under an Indenture (the "Company Subordinated Indenture") between the Company and Citibank, N.A., as Trustee (the "Subordinated Trustee"). The Senior Trustee, the Senior Subordinated Trustee and the Subordinated Trustee are hereinafter referred to collectively as the "Trustees." The Company Senior Indenture, the Company Senior Subordinated Indenture and the Company Subordinated Indenture are hereinafter referred to collectively as the "Company Indentures."

        The Trinity Senior Debt Securities and the Trinity Guarantees will be issued under an Indenture (the "Trinity Senior Indenture") among Trinity, the Trinity Guarantors and the Senior Trustee. The Trinity Senior Subordinated Debt Securities and the Trinity Guarantees will be issued under an Indenture (the "Trinity Senior Subordinated Indenture") among Trinity, the Trinity Guarantors and the Senior Subordinated Trustee. The Trinity Subordinated Debt Securities and the Trinity Guarantees will be issued under an Indenture (the "Trinity Subordinated Indenture") among Trinity, the Trinity Guarantors and the Subordinated Trustee. The Trinity Senior Indenture, the Trinity Senior Subordinated Indenture and the Trinity Subordinated Indenture are hereinafter referred to collectively as the "Trinity Indentures."

        The Willis North America Senior Debt Securities and the Willis North America Guarantees will be issued under an Indenture (the "Willis North America Senior Indenture") among Willis North America, the Willis North America Guarantors and the Senior Trustee. The Willis North America Senior Subordinated Debt Securities and the Willis North America Guarantees will be issued under an Indenture (the "Willis North America Senior Subordinated Indenture") among Willis North America, the Willis North America Guarantors and the Senior Subordinated Trustee. The Willis North America Subordinated Debt Securities and the Willis North America Guarantees will be issued under an Indenture (the "Willis North America Subordinated Indenture") among Willis North America, the Willis North America Guarantors and the Subordinated Trustee. The Willis North America Senior Indenture, the Willis North America Senior Subordinated Indenture and the Willis North America Subordinated Indenture are hereinafter referred to collectively as the "Willis North America Indentures." The Company Indentures, the Trinity Indentures and the Willis North America Indentures are hereinafter referred to collectively as the "Indentures."

        The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") between the Company and a Purchase Contract Agent to be identified (the "Purchase Contract Agent").

        The Common Stock Warrants, the Preferred Stock Warrants, and the Debt Security Warrants are hereinafter referred to collectively as the "Securities Warrants." The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between the Company and a Warrant Agent to be identified. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") between the Company and a Warrant Agent to be identified. The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the "Senior Debt Security Warrant Agreement") among the Company, a Warrant Agent to be identified and the Senior Trustee. The Senior Subordinated Debt Security Warrants will be issued under a Senior Subordinated Debt Security

Warrant Agreement (the "Senior Subordinated Debt Security Warrant Agreement") among the Company, a Warrant Agent to be identified and the Senior Subordinated Trustee. The Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, a Warrant Agent to be identified and the Subordinated Trustee. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Senior Subordinated Debt Warrant Agreement and the Subordinated Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

        I have examined the Registration Statement and the forms of the Indentures, each of which have been filed with the Commission as exhibits to the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company.

        In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Company Debt Securities, the Trinity Debt Securities and the Willis North America Debt Securities, each of the Indentures will be the valid and legally binding obligation of the Trustee thereunder; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

          1. With respect to the Company Debt Securities, assuming the due execution, authentication, issuance and delivery of such Company Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and otherwise in accordance with the provisions of the applicable Company Indenture and such agreement, such Company Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          2. With respect to the Trinity Debt Securities, assuming the due execution, authentication, issuance and delivery of such Trinity Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of Trinity, a duly constituted and acting committee of such Board or duly authorized officers of Trinity (such Board of Directors, committee or authorized officers being referred to herein as the "Trinity Board") and otherwise in accordance with the provisions of the applicable Trinity Indenture and such agreement, such Trinity Debt Securities will constitute valid and legally binding obligations of Trinity enforceable against Trinity in accordance with their terms.

          3. With respect to the Trinity Guarantees, assuming (a) the due execution, authentication, issuance and delivery of the Trinity Debt Securities underlying such Trinity Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Trinity Board and otherwise in accordance with the provisions of the applicable Trinity Indenture and such agreement and (b) the due issuance of such Trinity Guarantees, such Trinity Guarantees will constitute valid and legally binding obligations of the Trinity Guarantors enforceable against the Trinity Guarantors in accordance with their terms.

          4. With respect to the Willis North America Debt Securities, assuming the due execution, authentication, issuance and delivery of such Willis North America Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of Willis North America, a duly constituted and acting committee of such Board or duly authorized officers of Willis North America (such Board of Directors, committee or authorized officers being referred to herein as the "Willis North America Board") and otherwise in accordance with the provisions of the applicable Willis North America Indenture and such agreement, such Willis North America Debt Securities will constitute valid and legally binding obligations of Willis North America enforceable against Willis North America in accordance with their terms.

          5. With respect to the Willis North America Guarantees, assuming (a) the due execution, authentication, issuance and delivery of the Willis North America Debt Securities underlying such Willis North America Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Willis North America Board and otherwise in accordance with the provisions of the applicable Willis North America Indenture and such agreement and (b) the due issuance of such Willis North America Guarantees, such Willis North America Guarantees will constitute valid and legally binding obligations of the Willis North America Guarantors enforceable against the Willis North America Guarantors in accordance with their terms.

          6. With respect to the Purchase Contracts, assuming the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          7. With respect to the Securities Warrants, assuming the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          8. With respect to the Stock Purchase Units, assuming the due execution, authentication, in the case of the Company Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) the Purchase Contract Agreement with respect to the Purchase Contracts which are a component of the Stock Purchase Units and (3) such Company Debt Securities which are a component of the Stock Purchase Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, and the applicable Indenture, in the case of such Company Debt Securities, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        My opinions set forth in paragraphs 1 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

        I am a member of the Bar of the State of New York, and I do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

        I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                      Very truly yours,

                      /s/  WILLIAM P. BOWDEN, JR.

                      William P. Bowden, Jr.
                      General Counsel